Exhibit 99.01

CANNASYS PARTNERS WITH CANNLABS ON LOYALTY MARKETING PLATFORM

CannLabs’ subsidiary StrainData integrates CannaCash’s BumpUp Technology for Cannabis Growers, Dispensaries, and Consumers

Denver, CO—May 14, 2015—CannaSys, Inc. (“CannaSys”) (OTCQB: MJTK), a provider of technology solutions to the regulated cannabis industry, has signed a definitive agreement for the implementation of its CannaCash BumpUp loyalty marketing platform on StrainData, a wholly owned subsidiary of CannLabs, Inc. (“CannLabs”) (OTC: CANL)

CannaCash BumpUp enables cannabis merchants to automate their loyalty marketing programs. The BumpUp platform can segment customer spending behavior and push targeted deals and offers back to the customer, easily tracking a promotion’s success back to the point-of-purchase. By integrating the BumpUp technology, StrainData will strengthen its position as a ‘natural hub’ for the industry and empower its clients to take control over their consumer relationships.
“We’re very excited about the opportunity to work with CannLabs,” said Brandon Jennewine, CannaSys’s CEO. “This has been an important initiative for us, both enhancing the CannaCash platform in addition to working with one of the leading and most respected companies in the cannabis industry.”

StrainData’s “Lab to Loyalty” program enables growers to integrate their lab test results throughout their organization in real-time, while enabling consumers to search for new products and harvests that are entering the local marketplace on StrainData.com.

“The StrainData platform helps growers utilize their testing data more efficiently, whether for compliance or marketing reasons,” said Genifer Murray, Founder and President of CannLabs. “By combining the power of the StrainData’s platform with CannaCash’s BumpUp loyalty marketing platform, cannabis merchants will be able to identify consumer preferences based on potency and cannabinoid profiles.”

“This partnership paves the way for our clients to turn their testing investment into a measurable return,” continued Murray. “Our relationship with CannaSys will help our clients understand their consumers, and bring a more sophisticated approach to marketing in the cannabis industry.”

About CannaSys, Inc. (OTCQB: MJTK)
CannaSys creates, develops, and commercializes innovative technology to solve problems, create opportunities, and streamline the connections among producer, seller, and consumer/patient segments in the cannabis industry.  CannaSys has developed several high-impact, low-cost product sets that help existing and new cannabis participants to monetize their offerings.  CannaSys plans to develop, acquire, and build partnerships in order to bring additional solutions to market in both established and developing medical and recreational cannabis states.  For further information, please visit www.cannasys.com.

About CannLabs, Inc.  (OTC: CANL)
CannLabs is a respected authority and advisor to commercial, governmental, and educational entities focused on the cannabis industry.

Through CannLabs’ subsidiary Carbon Bond Holdings, Inc., CannLabs licenses cannabis testing methods, proprietary cloud-based business intelligence, data/analytics, and consulting services to garner revenues from legalized cannabis states and their constituents. CannLabs has licensed cannabis-testing laboratories in Colorado and Connecticut and robust intellectual property, including the patent-pending technology used in its newly launched web application, StrainData.TM.

For more information visit www.cannlabs.com and www.straindata.com.

FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of CannaSys’s products, increased levels of competition for CannaSys, new products and technological changes, CannaSys's dependence on third-party suppliers, and other risks detailed from time to time in CannaSys's periodic reports filed with the Securities and Exchange Commission.

Contact:

CannaSys, Inc.
Daniel Rogers
1-800-420-4866
dan@cannasys.com
www.cannasys.com

CannLabs, Inc.
William Livermore
Public Relations
CannLabs, Inc.
970-620-0774
William.livermore@cannlabs.com
www.cannlabs.com